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                                                                    EXHIBIT 11.1

                             VISUAL NETWORKS, INC.
                         COMPUTATION OF LOSS PER SHARE

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
                                                                                PRO FORMA FOR
                                                                                THE YEAR ENDED
                                                                                 DECEMBER 31,
                                                                                     1997
                                                                                --------------
Weighted average common shares outstanding...................................      2,865,922
Treasury stock effect of 35,504 shares of common stock issued since December
  4, 1996....................................................................         26,129
Common stock equivalents:
     Preferred stock.........................................................     10,605,735
     Treasury stock effect of 1,016,254 options to acquire common stock
      granted since December 4, 1996.........................................        649,840
                                                                                ------------
Pro forma weighted average common and common equivalent shares outstanding...     14,147,626
                                                                                ============
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